EXHIBIT 99.1

Corvus Presents Updated Biomarker and Clinical Results from Lead Pipeline Programs CPI-444 and CPI-006 at Immuno-Oncology 360° Conference

BURLINGAME, Calif., Feb. 06, 2019 (GLOBE NEWSWIRE) -- Corvus Pharmaceuticals, Inc. (Nasdaq: CRVS), a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies, today announced the presentation of updated biomarker and clinical results from its two lead programs that target the adenosine pathway, CPI-444, an adenosine A2A receptor antagonist, and CPI-006, an anti-CD73 antibody. The data were presented by Stephen Willingham, Ph.D., Senior Scientist at Corvus, at the Immuno-Oncology 360° Conference in New York during the “Discovery & Preclinical Science Plenary” session, which focused on tumor microenvironment changing technologies, pegylated cytokines and additional discovery and preclinical data.

Key CPI-444 Biomarker Results
Dr. Willingham’s presentation, titled “Blockade of the Adenosine Pathway: Preclinical, Translational and Clinical Studies with CPI-444, an A2A Receptor Antagonist for Cancer Treatment,” reviewed gene expression data of an adenosine gene signature recently announced by Corvus (or AdenoSig), in patients with renal cell carcinoma (RCC) who are participating in Corvus’ ongoing Phase 1/1b study of CPI-444, a selective and potent inhibitor of the adenosine A2A receptor. In particular, the data from the study showed a relationship of this novel biomarker to angiogenesis gene expression data (or angiogenesis signature). Such findings indicate that expression of AdenoSig was inversely related to the angiogenesis signature, which has been well studied by others and correlates with response to vascular endothelial growth factor receptor (VEGFR) inhibitors such as Sutent® (sunitib malate) and other tyrosine kinase inhibitors. Low expression of angiogenesis genes predicts a lack of response to VEGFR inhibition. These data suggest that patients with a high AdenoSig are potentially more likely to respond to treatment with CPI-444 and less likely to respond to VEGFR inhibitors.

“Based on these translational data, we expect that we may be able to use the AdenoSig as a predictive biomarker to identify patients for adenosine pathway inhibition and select patients for future trials of CPI-444,” said Dr. Willingham. “The gene expression data also may enable us to select the optimum patients for combination therapy with CPI-006, our anti-CD73 antibody, which has demonstrated unique immunologic activity in early clinical trials.”

Key CPI-006 Clinical Results
Dr. Willingham also presented updated clinical results from the ongoing Phase 1/1b dose-escalation study of CPI-006 in  patients with a variety of advanced cancers, including non-small cell lung cancer (NSCLC), RCC and other cancers who have failed standard therapies. The first arm of the study is evaluating CPI-006 as a monotherapy, a second arm is evaluating CPI-006 in combination with CPI-444, and a third arm is planned to evaluate CPI-006 in combination with pembrolizumab, an anti-PD-1 antibody. In particular, the updated results demonstrated that:

  CPI-006 given as a monotherapy activated B cells and led to a redistribution of these cells along with changes in other immune cells (e.g., changes in T helper to T suppressor ratios). These data are consistent with immune stimulation induced by CPI-006.
  CPI-006 reacted with an epitope on CD73 that led to blockade of adenosine production and expression of lymphocyte activation antigens that are independent of adenosine.

“We continue to advance our two lead therapeutic programs that target the adenosine-cancer pathway. We believe we are well positioned for a potential pivotal trial of CPI-444 in renal cell carcinoma and other tumors based on the biomarker signature we discovered, and CPI-006 is beginning to show early signs of immunologic activity that may be important in cancer therapy,” said Richard A. Miller, M.D., an oncologist and co-founder, president and chief executive officer of Corvus. “Regarding our third pipeline program, we anticipate starting a Phase 1/1b trial of CPI-818, an ITK inhibitor for T-cell lymphoma, during the first quarter of 2019.”

About CD73 and Adenosine
CD73 is a cell surface enzyme whose function is to convert adenosine monophosphate (AMP) to adenosine by removing phosphate from AMP. CD73 is expressed on cells of the immune system, including T-cells and B-cells. CD73 is also present on many tumors, including lung, renal, melanoma, colon, prostate, breast and others. In the tumor microenvironment, CD73 produces adenosine, which binds to the adenosine A2A receptor on immune cells and inhibits various immune responses including those directed against the tumor. Tumors utilize this immunosuppressive mechanism to escape attack by the immune system.

About CPI-006
CPI-006 is a potent humanized monoclonal antibody that reacts with the active site of CD73, blocking the conversion of AMP to adenosine. In vitro studies of CPI-006 have shown it is capable of substantially inhibiting the production of adenosine by blocking the CD73 enzyme and leads to activation of peripheral blood B cells.

About CPI-444
CPI-444 is a small molecule, oral, checkpoint inhibitor designed to disable a tumor’s ability to subvert attack by the immune system by blocking the binding of adenosine in the tumor microenvironment to the A2A receptor. Adenosine, a metabolite of ATP (adenosine tri-phosphate), is produced within the tumor microenvironment where it may bind to the adenosine A2A receptor present on immune cells and block their activity. CD39 and CD73 are enzymes on the surface of tumor cells and immune cells. These enzymes work in concert to convert ATP to adenosine. In vitro and preclinical studies have shown that dual blockade of CD73 and the A2A receptor may be synergistic.

About Corvus Pharmaceuticals
Corvus Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies. Corvus’ lead product candidate, CPI-444, a small molecule inhibitor of the A2A receptor, is currently being evaluated in a multicenter Phase 1/1b clinical trial in patients with various solid tumors. This successive expansion cohort trial is examining the activity of CPI-444 both as a single agent and in combination with Genentech’s atezolizumab, an anti-PD-L1 antibody. Corvus is conducting the trial with Genentech, a member of the Roche Group, under a clinical trial collaboration the two companies entered into in October 2015. In May 2017, Corvus and Genentech expanded the collaboration and are now conducting a trial of CPI-444 and atezolizumab in patients with non-small cell lung cancer (NSCLC) who have failed prior therapies with anti-PD-(L)1 and platinum-based chemotherapy. Corvus is evaluating a second product candidate, CPI-006, a humanized monoclonal antibody directed against CD73, in a multicenter Phase 1/1b clinical trial in patients with various solid tumors. For more information, visit www.corvuspharma.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements related to the potential safety and efficacy of CPI-444 and CPI-006, the Company’s ability to develop and advance product candidates into and successfully complete preclinical studies and clinical trials, including the Company’s Phase 1/1b clinical trial of CPI-444, the Company’s Phase 1/1b clinical trial of CPI-006, and the Company’s IND-enabling studies of CPI-818, the basis for and time of any future clinical trials of CPI-818, and the utility of biomarker data collected, including in relation to the adenosine gene signature. All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the Securities and Exchange Commission on November 1, 2018, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the Company’s ability to demonstrate sufficient evidence of efficacy and safety in its clinical trials of CPI-444 and CPI-006; the accuracy of the Company’s estimates relating to its ability to initiate and/or complete preclinical studies and clinical trials; the Company’s ability to demonstrate sufficient evidence of efficacy and safety in its preclinical studies of CPI-818; the Company’s ability to utilize biomarker data, including to identify patients more likely to respond to treatment with CPI-444 ; the results of preclinical studies may not be predictive of future results; the unpredictability of the regulatory process; and regulatory developments in the United States and foreign countries. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:
Leiv Lea
Chief Financial Officer
Corvus Pharmaceuticals, Inc.
650-900-4522
LLea@corvuspharma.com

MEDIA CONTACT:
Sheryl Seapy
W2O pure
213-262-9390
sseapy@purecommunications.com